EXHIBIT 21.1
SUBSIDIARIES OF THE REGISTRANT

Jurisdiction
of Incorporation
Subsidiaries	or Organization
Abercrombie & Fitch Holding Corporation (a)	Delaware
A&F 2001, Inc. (a)	Delaware
Fitch 2001, Inc. (a)	Delaware
Abercrombie & Fitch Distribution Company (b)	Ohio
Abercrombie & Fitch Fulfillment Company (b)	Ohio
Abercrombie & Fitch Management Co. (b)	Delaware
A&F Trademark, Inc. (c)	Delaware
Abercrombie & Fitch Stores, Inc. (c)	Ohio
Crombie, LLC (c)	Ohio
Canoe, LLC (c)	Ohio
FAN Company, LLC (c)	Ohio
Hollister Co. (c)	Delaware
Abercrombie & Fitch International, Inc. (c)	Delaware
J.M.H. Trademark, Inc. (d)	Delaware
J.M. Hollister, LLC (e)	Ohio
Ruehl No. 925, LLC (e)	Ohio
Abercrombie & Fitch (UK) Limited (f)	England & Wales
Abercrombie & Fitch Hong Kong Limited (f)	Hong Kong
A&F Canada Holding Co. (f)	Delaware
A&F s.r.l. (f)	Italy
Abercrombie & Fitch Europe SA (f)	Switzerland
Abercrombie & Fitch Trading Co. (g)	Ohio
AFH Canada Stores Co. (h)	Nova Scotia
Abercrombie & Fitch Procurement Services, LLC (i)	Ohio
Abercrombie & Fitch Design Limited (i)	England & Wales

(a)	Wholly-owned subsidiary of Abercrombie & Fitch Co., the registrant.

(b)	Wholly-owned subsidiary of Abercrombie & Fitch Holding Corporation.

(c)	Wholly-owned subsidiary of Abercrombie & Fitch Management Co.

(d)	Wholly-owned subsidiary of A&F Trademark, Inc.

(e)	Wholly-owned subsidiary of Abercrombie & Fitch Stores, Inc.

(f)	Wholly-owned subsidiary of Abercrombie & Fitch International, Inc.

(g)	Wholly-owned subsidiary of J.M.H. Trademark, Inc.

(h)	Wholly-owned subsidiary of A&F Canada Holding Co.

(i)	Wholly-owned subsidiary of Abercrombie & Fitch Trading Co.